Exhibit 99.1
NV5 ANNOUNCES RECORD THIRD QUARTER RESULTS; EXCEEDS ANALYST CONSENSUS
 Hollywood, FL – November 9, 2021 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of compliance, technology, and engineering consulting solutions, today reported financial results for the third quarter ended October 2, 2021.

"NV5 delivered another strong quarter, generating record revenues and net income in the third quarter and year to date in 2021. The core business’ year-over-year double digit revenue growth is a testament to the success of NV5’s strategic business model, resulting in sustainable growth and margin expansion," said Dickerson Wright, PE, Chairman and CEO of NV5. "Growth in the quarter was largely driven by demand for utility, real estate, and environmental, social, and governance (ESG) services. We continued to strengthen our ESG capabilities in the third quarter with the acquisition of Sage Renewable Energy Consulting, a leader in comprehensive sustainable energy planning and project management services. We enter the fourth quarter and 2022 with a record backlog that increased 13% for the quarter."

Third Quarter 2021 Results
•Gross revenues in the third quarter of 2021 were $185.6 million compared to $169.9 million in the third quarter of 2020, a 9% increase.
•Net income in the third quarter of 2021 was $12.6 million compared to $7.8 million in the third quarter of 2020, a 62% increase.
•Adjusted EBITDA in the third quarter of 2021 was $34.7 million compared to $29.9 million in the third quarter of 2020, a 16% increase.
•GAAP EPS in the third quarter of 2021 was $0.83 per share compared to $0.61 per share in the third quarter of 2020, a 36% increase.
•Adjusted EPS in the third quarter of 2021 was $1.25 per share compared to $1.13 per share in the third quarter of 2020, an 11% increase. Diluted weighted average shares were 15,069,660 in the third quarter of 2021 compared to 12,749,917 in the third quarter of 2020.
•Updated full year 2021 guidance as follows:
◦Increase GAAP EPS to a range of $2.60 per share to $2.91 per share (previously $2.45 per share to $2.84 per share).
◦Increase Adjusted EPS to a range of $4.36 per share to $4.62 per share (previously $4.20 per share to $4.55 per share).

Nine Months Ended October 2, 2021 Results
•Gross revenues for the nine months ended October 2, 2021 were $518.2 million compared to $498.1 million in the nine months ended October 3, 2020, a 4% increase.
•Cash flows from operations for the nine months ended October 2, 2021 were $78.1 million compared to $72.4 million in nine months ended October 3, 2020, an 8% increase.
•Net income for the nine months ended October 2, 2021 was $31.7 million compared to $16.4 million in nine months ended October 3, 2020, a 93% increase.
•Adjusted EBITDA for the nine months ended October 2, 2021 was $93.1 million compared to $81.0 million in the nine months ended October 3, 2020, a 15% increase.
•GAAP EPS for the nine months ended October 2, 2021 was $2.19 per share compared to $1.30 per share in the nine months ended October 3, 2020, a 68% increase.
•Adjusted EPS for the nine months ended October 2, 2021 was $3.50 per share compared to $2.91 per share in the nine months ended October 3, 2020, a 20% increase. Diluted weighted average shares were 14,486,683 for the nine months ended October 2, 2021 compared to 12,650,107 in the nine months ended October 3, 2020.

Fiscal Year
The Company operates on a “52/53 week” fiscal year ending on the Saturday closest to the calendar quarter end, and fiscal 2021 contains 52 weeks compared to fiscal 2020, which contained 53 weeks. As a result, the third quarter of fiscal 2021 ended October 2, 2021 included 13 weeks compared to the third quarter of fiscal 2020 ended October 3, 2020, which included 14 weeks.
Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share.

Conference Call

NV5 will host a conference call to discuss its third quarter 2021 financial results at 4:30 p.m. (Eastern Time) on November 9, 2021. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Tuesday, November 9, 2021
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 888-412-4117
International dial-in number:    +1 646-960-0284
Conference ID:    6172299
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of compliance, technology, engineering, and environmental consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: testing, inspection & consulting, infrastructure engineering, utility, buildings & program management, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	October 2, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$121,397	$64,909
Billed receivables, net	129,781	142,705
Unbilled receivables, net	86,399	74,458
Prepaid expenses and other current assets	10,529	6,804
Total current assets	348,106	288,876
Property and equipment, net	29,323	27,011
Right-of-use lease assets, net	44,866	43,607
Intangible assets, net	168,497	174,931
Goodwill	366,200	343,796
Other assets	3,892	2,954
Total Assets	$960,884	$881,175

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$42,272	$39,989
Accrued liabilities	55,251	45,325
Billings in excess of costs and estimated earnings on uncompleted contracts	16,730	24,962
Client deposits	620	380
Current portion of contingent consideration	3,406	1,334
Current portion of notes payable and other obligations	17,526	24,196
Total current liabilities	135,805	136,186
Contingent consideration, less current portion	1,531	1,066
Other long-term liabilities	40,410	38,737
Notes payable and other obligations, less current portion	149,862	283,326
Deferred income tax liabilities, net	29,154	27,791
Total liabilities	356,762	487,106

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,401,051 and 13,270,131 shares issued and outstanding as of October 2, 2021 and January 2, 2021, respectively	154	133
Additional paid-in capital	446,612	268,271
Retained earnings	157,356	125,665
Total stockholders’ equity	604,122	394,069
Total liabilities and stockholders’ equity	$960,884	$881,175

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Gross revenues	$185,553	$169,949	$518,151	$498,118

Direct costs:
Salaries and wages	45,145	46,815	131,630	136,929
Sub-consultant services	35,779	26,003	89,003	78,673
Other direct costs	12,802	10,370	35,714	27,771
Total direct costs	93,726	83,188	256,347	243,373

Gross profit	91,827	86,761	261,804	254,745

Operating expenses:
Salaries and wages, payroll taxes and benefits	44,597	43,750	131,761	133,456
General and administrative	12,978	13,216	37,891	38,196
Facilities and facilities related	5,194	5,370	15,330	16,125
Depreciation and amortization	10,108	10,187	29,764	32,387
Total operating expenses	72,877	72,523	214,746	220,164

Income from operations	18,950	14,238	47,058	34,581

Interest expense	(1,475)	(3,731)	(5,362)	(11,921)

Income before income tax expense	17,475	10,507	41,696	22,660
Income tax expense	(4,902)	(2,753)	(10,005)	(6,215)
Net income and comprehensive income	$12,573	$7,754	$31,691	$16,445

Earnings per share:
Basic	$0.86	$0.62	$2.27	$1.33
Diluted	$0.83	$0.61	$2.19	$1.30

Weighted average common shares outstanding:
Basic	14,593,623	12,434,600	13,963,372	12,328,448
Diluted	15,069,660	12,749,917	14,486,683	12,650,107

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended
	October 2, 2021	October 3, 2020
Cash flows from operating activities:
Net income	$31,691	$16,445
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,397	34,680
Non-cash lease expense	7,941	6,731
Provision for doubtful accounts	1,077	3,127
Stock-based compensation	12,087	10,900
Change in fair value of contingent consideration	(67)	—
Gain on disposals of property and equipment	(1,059)	(394)
Deferred income taxes	(4,318)	(5,905)
Amortization of debt issuance costs	1,024	669
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	16,728	8,089
Unbilled receivables	(10,024)	(7,505)
Prepaid expenses and other assets	(4,160)	2,171
Accounts payable	1,366	(2,780)
Accrued liabilities	403	322
Billings in excess of costs and estimated earnings on uncompleted contracts	(8,233)	5,706
Deposits	218	163
Net cash provided by operating activities	78,071	72,419

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(23,569)	(882)
Proceeds from sale of assets	843	1,053
Purchase of property and equipment	(6,714)	(8,342)
Net cash used in investing activities	(29,440)	(8,171)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	138,750	—
Proceeds from common stock offering	172,500	—
Payments on notes payable	(7,299)	(9,941)
Payments of contingent consideration	(663)	(913)
Payments of borrowings from Senior Credit Facility	(283,832)	(20,750)
Payments of common stock offering costs	(10,657)	—
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	(52)	—
Payments of debt issuance costs	(890)	(447)
Net cash provided by (used in) financing activities	7,857	(32,051)

Net increase in cash and cash equivalents	56,488	32,197
Cash and cash equivalents – beginning of period	64,909	31,825
Cash and cash equivalents – end of period	$121,397	$64,022

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Nine Months Ended
		October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Net Income		$12,573	$7,754	$31,691	$16,445
Add:	Interest expense	1,475	3,731	5,362	11,921
	Income tax expense	4,902	2,753	10,005	6,215
	Depreciation and amortization	11,461	11,401	33,397	34,680
	Stock-based compensation	4,297	4,020	12,087	10,900
	Acquisition-related costs*	(23)	274	607	845
Adjusted EBITDA		$34,685	$29,933	$93,149	$81,006

* Acquisition-related costs includes contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Nine Months Ended
		October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Net Income - per diluted share		$0.83	$0.61	$2.19	$1.30
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.57	0.70	1.77	2.16
	Income tax expense	(0.15)	(0.18)	(0.46)	(0.55)
Adjusted EPS		$1.25	$1.13	$3.50	$2.91